BrainStorm Receives 3 Million NIS Grant

from Israel’s Office of the Chief Scientist

Ticker Symbol: U:BCLI

NEW YORK & PETACH TIKVAH, Israel -- (Business Wire) --

BrainStorm Cell Therapeutics Inc. (OTC.QB: BCLI), a leading developer of adult stem cell technologies for neurodegenerative diseases, announced today that Brainstorm Cell Therapeutics Ltd. was awarded a 3 million NIS grant from Israel’s Office of the Chief Scientist (OCS) for the year 2013. The grant is intended to support BrainStorm’s Research and Development program for its innovative stem cell therapy candidate NurOwn.

“We are thankful to the OCS for its continued support of our Research and Development program. The non-dilutive capital funding from the OCS will help facilitate continuation of our clinical trials in Israel, as well as our preparations for clinical trials in the USA,” said Dr. Adrian Harel, BrainStorm’s CEO.

The OCS has supported BrainStorm Cell Therapeutics Ltd. since 2007, providing grants of a total of $1.8 million until today. The Company is required to pay royalties to the OCS, amounting to 3% - 3.5% of revenues derived from sales of the products funded with these grants, but only up to the amount equal to 100% of the grants received plus LIBOR interest.

As reported by Brainstorm on Monday December 10, the Company anticipates announcing a new date for its shareholders teleconference shortly.

About BrainStorm Cell Therapeutics, Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. For more information, visit the company’s website at www.brainstorm-cell.com.

About the Office of the Chief Scientist

The Office of the Chief Scientist (OCS) in Israel’s Ministry of Industry, Trade and Labor is charged with execution of government policy for support of industrial R&D. The goal of the OCS is to assist in the development of technology in Israel as a means of fostering economic growth, encouraging technological innovation and entrepreneurship, leveraging Israel's scientific potential, enhancing the knowledge base of industry in Israel, stimulating high value-added R&D and encouraging R&D collaboration both nationally and internationally.

Safe Harbor Statement

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as “may”, “should”, “would”, “could”, “will”, “expect”, “likely”, “believe”, “plan”, “estimate”, “predict”, “potential”,and similar terms and phrases are intended to identify these forward-looking statements.The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov.These factors should be considered carefully, and readers should not place undue reliance on BrainStorm’s forward-looking statements.The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management’s beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

CONTACT

BrainStorm Cell Therapeutics Inc.
Dr. Adrian Harel, Ph.D., CEO
+972-3-9236384
info@brainstorm-cell.com
www.brainstorm-cell.com